EXHIBIT 4.3
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 16, 2026, by and between Backblaze, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), on the one hand, and CoreWeave, Inc., a Delaware corporation (the “Investor” and together with each Affiliate (as defined below) of the Investor that becomes a holder of Registrable Securities (as defined below) following the date hereof, the “Investor Entities”), on the other hand.
WHEREAS, on June 16, 2026, the Company issued, pursuant to Section 4(a)(2) of the Securities Act (as defined below), (i) a warrant (the “Initial Warrant”) to purchase up to 3,053,314 shares of Common Stock to the Investor under the conditions set forth therein and (ii) a warrant (the “Additional Warrant”) to purchase up to 1,141,562 shares of Common Stock to the Investor under the conditions set forth therein (the Additional Warrant, together with the Initial Warrant, the “Warrants” and all shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Each issuance of the Warrants is referred to herein as a “Warrant Issuance” and the date of such Warrant Issuance as the “Warrant Issuance Date;” and
WHEREAS, in connection with the issuance of the Warrants to the Investor, the Company has agreed to provide the Investor Entities the registration rights provided for in this Agreement to cover the Registrable Securities (as defined below).
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor Entities hereby agree as follows:
1.Definitions. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1 and other terms are defined throughout this Agreement:
“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term “control” (including the correlative terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
“Additional Warrants” has the meaning given to it in the Recitals.
“Automatic Shelf Registration Statement” has the meaning given to it in Section 2(a).
“Business Day” means a day other than Saturday, Sunday or any other day which commercial banks in New York, New York are authorized or required by law to close.

“Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.
“Excluded Registration” means a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan.
“Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.
“Effectiveness Deadline” means on or prior to the forty-fifth (45th) calendar day after the Filing Date (or the tenth (10th) Business Day if the Commission does not review the Registration Statement).
“Effectiveness Period” means, as to any Registration Statement required to be filed pursuant to this Agreement, the period commencing on the Effective Date of such Registration Statement and ending on the earliest of: (a) the date that all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders of the Registrable Securities included therein or (b) the date that all of the Registrable Securities covered by such Registration Statement have been previously sold in accordance with Rule 144.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Filing Date” means, for each Warrant Issuance, (i) with respect to a Registration Statement on Form S-3, on or prior to the sixtieth (60th) calendar day following the Warrant Issuance Date, or (ii) with respect to a Registration Statement on a form other than Form S-3, on or prior to the seventy-fifth (75th) calendar day following the Warrant Issuance Date.
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities and, if other than the Investor, a Person to whom the rights hereunder have been properly assigned pursuant to Section 8 hereof.
“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.
“Initial Warrant” has the meaning given to it in the Recitals.
“Losses” has the meaning given to it in Section 6(a).
“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan, State of New York.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Registrable Securities” means: (i) any shares of Common Stock issued or issuable upon exercise of the Warrants (for the avoidance of doubt, without regard to any limitations on exercise thereof and assuming that the Warrants were fully vested as to all Warrant Shares); and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced in clause (i) above, in each case whether now owned or hereafter acquired by a Holder. Notwithstanding the foregoing, a security shall cease to be a Registrable Security for purposes of this Agreement (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement (in which case, only any security disposed of by such Holder shall cease to be a Registrable Security) or (b) such Registrable Securities have been previously sold in accordance with Rule 144 (in which case, only any security disposed of by such Holder shall cease to be a Registrable Security), or can be sold in accordance with Rule 144 without restriction and without a requirement that the Company maintain current public information as required by Rule 144.
“Registration Statement” means any registration statement of the Company filed or confidentially submitted with the Commission under the Securities Act that covers the resale of Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

“Required Holders” means the Holders of a majority of the outstanding Warrants on an as-exercised basis.
“Resale Shelf Registration Statement” has the meaning given to it in Section 2(a).
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“Securities Act” means the Securities Act of 1933, as amended.
“Trading Market” means any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or any other national securities exchange, or OTCQB or OTCQX (or any successors to any of the foregoing).
“Warrants” has the meaning given to it in the Recitals.
“Warrant Issuance” has the meaning given to it in the Recitals.
“Warrant Issuance Date” has the meaning given to it in the Recitals.
“Warrant Shares” has the meaning given to it in the Recitals.
2.Registration.
(a)On or prior to the applicable Filing Date, the Company shall prepare and file or confidentially submit with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (a “Resale Shelf Registration Statement”). If the Company is eligible to ﬁle a Resale Shelf Registration Statement on Form S-3 pursuant to Rule 462(e) under the Securities Act (an “Automatic Shelf Registration Statement”), the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Company is not eligible to use an Automatic Shelf Registration Statement, the Resale Shelf Registration Statement shall be on Form S-3, or if Form S-3 is not available to the Company, the Company shall (i) register the resale of Registrable Securities on a Form S-1 or another appropriate form and (ii) promptly following the date upon which the

Company becomes eligible to use a Form S-3, if during the Effectiveness Period, register the Registrable Securities for resale (the “Qualification Date”), but in no event more than fifteen (15) Business Days after the Qualification Date, the Company shall file a Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a Form S-1); provided that the Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement then in effect until such time as the Resale Shelf Registration Statement on Form S-3 (or a post-effective amendment on Form S-3 to a Form S-1) has been declared effective by the Commission. The Resale Shelf Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Resale Shelf Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire) a “Plan of Distribution” in substantially the form attached hereto as Annex A. The Company shall cause the Resale Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline (it being agreed that if the Company is a well-known seasoned issuer (“WKSI”) as of the Filing Date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement, that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act), and shall use its commercially reasonable efforts to keep such Resale Shelf Registration Statement continuously effective during its entire Effectiveness Period. By 5:00 p.m. (New York City time) on the Business Day immediately following the Effective Date of the Resale Shelf Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Resale Shelf Registration Statement (whether or not such filing is technically required under such Rule).
(b)If at any time following the filing of the Resale Shelf Registration Statement when the Company is required to re-evaluate its Form S-3 eligibility or WKSI status, the Company determines that it is not eligible to register the Registrable Securities on Form S-3 or is not a WKSI, the Company shall use its commercially reasonable efforts to (i) as promptly as possible but in no event more than fifteen (15) Business Days after such determination: (A) if the Resale Shelf Registration Statement is an Automatic Shelf Registration Statement, post-effectively amend the Automatic Shelf Registration Statement to a Resale Shelf Registration Statement that is not automatically effective or file a new Resale Shelf Registration Statement on Form S-3, or (B) if the Company is not eligible at such time to file a Resale Shelf Registration Statement on Form S-3, post-effectively amend the Resale Shelf Registration Statement to a Resale Shelf Registration Statement on Form S-1 or file a new Resale Shelf Registration Statement on Form S-1; (ii) have such post-effective amendment or Resale Shelf Registration Statement declared effective by the Commission in accordance with the Effectiveness Deadline; and (iii) keep such Resale Shelf Registration Statement effective during the Effectiveness Period.
(c)If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders, including pursuant to any Other RRA (as defined below)) any of its securities under the Securities Act (other than in an Excluded Registration) or consummate an underwritten offering pursuant to a previously filed registration statement, the Company shall, at such time, promptly give each Holder notice of such registration or underwritten offering. Upon the request of the Holder after such notice is given by the Company, the Company shall, subject to Sections 2(d) and 2(e), cause to be registered for resale all of the Registrable

Securities that each such Holder has requested to be included in such registration and/or use its commercially reasonable efforts to include all of the Registrable Securities that each such Holder has requested to be included in such underwritten offering (subject to Sections 2(d) and 2(e)).
(d)If, pursuant to Sections 2(a) and 2(b), the Holders intend to distribute the Registrable Securities covered by a registration statement by means of an underwriting, they shall so advise the Company; provided, that, the Company shall not be obligated to consummate more than one (1) fully marketed underwritten offering per year pursuant to this Section 2(d) during the term of this Agreement. A “fully marketed” underwritten offering means an underwritten offering of Registrable Securities that involves a customary “roadshow” or other substantial marketing efforts by the Company and the underwriters (as opposed to Block Trades (as defined below), which shall not count toward the limit set forth in this Section 2(d)). The underwriter(s) will be selected by a majority in interest of such Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder or any other Requesting Holder (as defined below) to include such Holder’s Registrable Securities and such Requesting Holder’s securities in such registration shall be conditioned upon such Holder’s and such Requesting Holder’s, if applicable, participation in such underwriting and the inclusion of such Holder’s Registrable Securities and such Requesting Holder’s securities, if applicable, in the underwriting to the extent provided herein. All Holders, and Requesting Holders, if applicable, proposing to distribute their securities through such underwriting shall, together with the Company as provided in Section 2(e), enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their permitted assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2, if the managing underwriter(s) advise(s) the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of securities that may be included in the underwriting shall be allocated among (i) first, any Holders of Registrable Securities pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”) or in such other proportions as shall mutually be agreed to by all such Holders and (ii) second, if applicable, any such other holders of the Company’s securities that the Company is obligated to register pursuant to written contractual arrangements with such persons (any such agreement, an “Other RRA” and any such requesting holders thereunder, the “Requesting Holders”), Pro Rata or in such other proportions as shall mutually be agreed to by all such Requesting Holders; provided, however, that (x) the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting, and (y) if applicable, the shares held by the Requesting Holders to be underwritten in such offering may be allocated as between the Requesting Holders themselves in accordance with such Other RRA to which such Requesting Holders may be parties. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder, or Requesting Holder, if applicable, to the nearest one hundred (100) shares.
(e)In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2(c), the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their reasonable discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters in their reasonable discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the securities, including Registrable Securities, requested to be registered can be included in such offering, then the securities that are included in such offering shall be allocated among (i) if such offering is initiated by the Company for its own account (other than pursuant to an Excluded Registration), (x) first, the Company and (y) second, the Holders and any Requesting Holders that are entitled to piggy-back registration of such securities by the Company in such offering pursuant to an Other RRA, Pro Rata or in such other proportions as shall mutually be agreed to by all such Holders and Requesting Holders; and (ii) if such offering is initiated by the Company at the request of any Requesting Holder pursuant to such Requesting Holder’s demand rights under an Other RRA, (x) first, any such Requesting Holders that have exercised the demand registration of such securities by the Company in such offering pursuant to an Other RRA, Pro Rata or in such other proportions as shall mutually be agreed to by the Company and all such Requesting Holders and (y) second, the Holders and any Requesting Holders that are entitled to piggy-back registration of such securities by the Company in such offering pursuant to an Other RRA, Pro Rata or in such other proportions as shall mutually be agreed to by all such Holders and Requesting Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. For purposes of the provision in this Section 2(e) concerning apportionment, for any selling Holder (under this Agreement, or the equivalent under the Other RRAs) that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder (under this Agreement, or the equivalent under the Other RRAs), or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder” (under this Agreement, or the equivalent under the Other RRAs) and any Pro Rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities (under this Agreement or the equivalent under the Other RRAs) owned by all Persons included in such “selling Holder,” as defined in this sentence.
(f)The Company will give notice of its intention to file any Registration Statement to the Holders at least five (5) Business Days prior to the intended filing date of such Registration Statement. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”) at least two (2) Business Days prior to the anticipated filing date of such Registration Statement. If a Holder does not provide all such information the Company may reasonably request (a “Non-Complying Holder”), that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its securities under such Registration Statement. From and after the effective date of such Registration Statement, the Company shall use its commercially reasonable efforts, as promptly as is practicable after a Non-Complying Holder delivers the information required pursuant to the previous two sentences, (i) if required by applicable law, to file with the Commission a post-effective amendment to such Registration Statement; and, if the Company shall file a post-effective amendment to such Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; or (ii) to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Non-Complying Holder is named as a selling securityholder in such Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law.
3.Registration Procedures. In connection with the Company’s registration obligations hereunder:
(a)The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the “Selling Stockholders” section thereof materially differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented). The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which it (i) characterizes any Holder as an underwriter, unless such characterization is consistent with written information provided by the Holder in the Selling Holder Questionnaire, (ii) excludes a particular Holder due to such Holder refusing to be named as an underwriter, unless so required pursuant to written comments received from the Commission or (iii) reduces the number of Registrable Securities being registered on behalf of a Holder without such Holder’s express written authorization. The Company shall also ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
(b)Subject to an Allowed Grace Period (as defined below), the Company shall (i) prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith, and timely pay all required filing fees, in each case as may be reasonably necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) to the extent required under applicable securities laws, prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to name new or additional selling securityholders to whom the rights hereunder have been properly assigned pursuant to Section 8 hereof, (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424, (iv) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and (v) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement(s) and the disposition of all Registrable Securities covered by each Registration Statement.
(c)The Company shall notify the Holders as promptly as reasonably possible (and in any event within two (2) Business Days) (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; and (B) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Holders as promptly as reasonably possible (and in any event within two (2) Business Days) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.
(e)The Company shall promptly deliver to the Holders, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as the Holders may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
(f)Prior to any public offering of Registrable Securities, the Company shall register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of all jurisdictions within the United States as any Holder may reasonably request in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, in connection with any such registration or qualification, the Company shall not be required to (i) qualify to do business in any jurisdiction where the Company would not otherwise be required to qualify or (ii) file a general consent to service of process in any jurisdiction.
(g)In the event of any underwritten public offering, the Company shall enter into and perform its obligations under such customary agreements, in usual and customary form, with the underwriter(s) of such offering (including underwriting agreements in customary form, containing customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions, if any, as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other customary selling or other informational meetings, if any, organized by the underwriters to the extent reasonably requested by the lead or managing underwriters, with all out-of-pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company.
(h)For a reasonable period prior to the filing of any Registration Statement, upon reasonable notice and during normal business hours, the Company shall promptly make available for inspection and copying by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such Holder or underwriter or selected by the selling Holders, those financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in connection with such Registration Statement and related due diligence; provided that the recipient agrees to keep such information confidential (to the extent the Company indicates such information is confidential).
(i)In the event of any underwritten public offering, the Company shall permit any Holder of Registrable Securities registering shares in such offering, such Holder’s respective counsel, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by any such Holder of Registrable Securities or underwriter, with a reasonable opportunity to review and comment on such Registration Statement.
(j)The Company shall use its commercially reasonable efforts to cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with filings required to be made with FINRA, if any, including using its commercially reasonable efforts to obtain FINRA’s pre-clearance and pre-approval of the applicable registration statement and prospectus upon filing with the Commission.
(k)The Company shall obtain and furnish to each Holder of Registrable Securities in an underwritten offering copies of (i) a customary cold comfort and bring down letter from the Company’s independent public accountants, (ii) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and covering such matters of the type customarily covered by such letters as the managing underwriters reasonably request, (iii) a customary negative assurances letter of counsel to the Company and covering such matters of the type customarily covered by such letters as the managing underwriters reasonably request, and (iv) customary certificates executed by authorized officers of the Company as may reasonably be requested by any Holder or any underwriter of such Registrable Securities.
(l)Except to the extent the Registrable Securities are eligible to be transferred in book-entry form through the facilities of the Depository Trust Company or the book-entry system of the Company’s transfer agent (the “Transfer Agent”), the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement(s). Such book-entry securities or certificates, as applicable, shall be free, to the extent permitted by applicable federal securities laws, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(m)As promptly as reasonably possible upon the occurrence of any event contemplated by Section 3(c)(iv), the Company shall prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(n)For so long as the Registrable Securities that have been registered under a Registration Statement remain Registrable Securities, the Company shall notify the Holders thereof in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event (and in any event within two (2) Business Days), as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and shall, subject to an Allowed Grace Period, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also notify the Holders of Registrable Securities that have been registered under a Registration Statement in writing as promptly as reasonably possible (and in any event within two (2) Business Days) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment relating to such Registrable Securities has become effective.
(o)Other than the information regarding a Holder provided by such Holder to the Company for inclusion in a Registration Statement, the Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless: (i) disclosure of such information is necessary to comply with federal or state securities laws; (ii) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any Registration Statement; (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction; or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, to the extent legally permitted to do so or not requested by a governmental body to refrain from doing so, give prompt written notice to such Holder and allow such Holder to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.
(p)The Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each Trading Market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(p).
(q)The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates or book-entry securities (not bearing any restrictive legend to the extent permitted by the federal securities laws) representing the

Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates or book-entry securities to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.
(r)If requested by a Holder and to the extent legally required for the Holder to offer and sell Registrable Securities, the Company shall as soon as practicable, subject to an Allowed Grace Period: (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.
(s)Notwithstanding anything to the contrary contained herein, upon the advice of Company counsel, for a period (an “Allowed Grace Period”) of not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may defer the filing, initial effectiveness or suspend the continued use of any Registration Statement or Prospectus included in any Registration Statement contemplated by this Agreement in the event that the Company determines in good faith that such deferral or suspension is necessary to (i) delay the disclosure of material nonpublic information concerning the Company that the Company has a bona fide purpose for preserving as confidential and the disclosure of which would materially and adversely affect the Company or (ii) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; provided, that the Company shall promptly (A) notify the Holder in writing of the commencement (and the termination) of an Allowed Grace Period, but shall not (without the prior written consent of the Holder) disclose to the Holder any material nonpublic information giving rise to an Allowed Grace Period, (B) advise the Holder in writing to cease all sales under such Registration Statement until the end of the Allowed Grace Period, (C) use its commercially reasonable efforts to terminate an Allowed Grace Period as promptly as practicable and (D) not register any securities for its own account or that of any other stockholder during such Allowed Grace Period other than an Excluded Registration.
(t) Subject to receipt from a Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of any restrictive legends in such circumstances as may be effected under the Securities Act, the Company shall remove any legend from the book entry position evidencing the shares of Common Stock issued upon exercise of the Warrants within a reasonable time, and in no event later than two (2) Business Days, following the earliest of such time as the shares of Common Stock issued upon exercise of the Warrants (i) are subject to an effective Registration Statement, (ii) have been or are about to be sold or transferred pursuant to Rule 144 or (iii) may be sold without restriction under Rule 144, including, without limitation, any volume, information and manner of sale restrictions. If restrictive legends are no longer required for the shares of Common Stock issued upon exercise of the Warrants pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 3 and reasonably promptly, and in no event later than two (2) Business Days, following any request therefor from a Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions, any authorizations, certificates, opinions or other directions required by the Transfer Agent which authorize and direct the Transfer Agent to transfer Registrable Securities without legend upon request by such Holder holding such Registrable Securities. The Company shall be solely responsible for the fees of the Transfer Agent associated with such issuance.
4.Block Trades; Limitations on Dispositions.
(a)Block Trades. Notwithstanding any other provision of this Agreement, at any time and from time to time, if a Holder wishes to engage in a non-marketed offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with respect to the Registrable Securities, then the Company agrees to reasonably assist such Holder (i) at the request of Holder, by meeting with potential investors and (ii) taking such other actions as may be reasonably requested by such Holder. Notwithstanding the foregoing, the Company shall not be obligated to assist with more than two (2) Block Trades in any twelve (12) month period, or with any Block Trade reasonably expected to result in aggregate gross proceeds to the participating Holders of less than $10 million.
(b)Volume Limitation. Notwithstanding any other provision of this Agreement, on any Trading Day the Holders shall not, in the aggregate, sell or otherwise dispose of Registrable Securities on the Trading Market in an amount exceeding five percent (5.0%) of the average daily trading volume of the Common Stock on the Trading Market for the twenty (20) consecutive Trading Days immediately preceding such Trading Day (as reported by Bloomberg L.P. or, if not so reported, by the Trading Market); provided that the foregoing limitation shall not apply to (i) any Block Trade conducted in accordance with this Section 4 or (ii) any privately negotiated transaction or other transfer that is not executed on or through the Trading Market (including any transfer to a permitted transferee pursuant to Section 8). For purposes of this Section 4, (x) "Trading Day" means any day on which the Common Stock is generally traded on the Trading Market and there is no Market Disruption Event, (y) “Market Disruption Event” means (i) a failure by the Trading Market to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m. New York time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock and (z) all Registrable Securities held by the Investor Entities and permitted transferees shall be aggregated.
(c)Block Trade Pricing. The Holders shall not sell or otherwise dispose of Registrable Securities in one or more Block Trades without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned) unless each such Block Trade is priced at a discount of no more than ten percent (10.0%) to the closing price of the Common Stock on the Trading Market on the Trading Day immediately preceding the date on which such Block Trade is priced.

5.Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed or traded for trading and (B) in compliance with applicable state securities or blue sky laws, reasonably agreed to by the Company in writing); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by a Holder); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) Securities Act liability insurance, if the Company so desires such insurance; (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) fees and expenses incurred in connection with any “road show” for underwritten offerings, including travel expenses. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any Trading Market as required hereunder. In no event shall the Company be responsible for any broker or similar commissions incurred by any Holder or any legal fees or other cost of the Holders.
6.Indemnification.
(a)Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder; legal counsel and accountants for each such Holder; the officers, directors, agents, investment advisors, partners, members and employees of each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any violation by the Company of the Securities Act relating to any required action or inaction by the Company in connection with, or arising out of or relating to any untrue or alleged untrue statement of a material fact contained in, any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that (i) such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing to the Company by or on behalf of such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), (iii) such Holder's disposition of Registrable Securities occurs during an Allowed Grace Period after the Company has notified such Holder in writing of the commencement of such period pursuant to Section 3(s), (iv) such Holder's use of any Prospectus occurs after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise required to be amended or supplemented pursuant to applicable law and prior to such Holder's receipt of the corrected Prospectus (provided, that in the case of the foregoing clause (iv), the Company delivers the corrected Prospectus to the Holder as promptly as practicable), or (v) such Holder failed to deliver a current Prospectus where such delivery was required under the Securities Act and the Company had timely furnished such current Prospectus to such Holder. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 8.
(b)Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees; each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and furnished in writing by or on behalf of such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c)Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the

Indemnifying Party, in its discretion, has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that, the Indemnifying Party shall pay for no more than two separate sets of counsel for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement (i) imposes no liability or obligation on the Indemnified Party, (ii) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (iii) does not include any admission of fault, capability, wrongdoing or malfeasance by or on behalf of the Indemnified Party.
Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder); provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.
(d)Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6(d) was available to such party in accordance with its terms.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
(e)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the foregoing provisions shall control as to any matter provided for or addressed therein that are not provided for or addressed in the underwriting agreement.
7.Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell Registrable Securities of the Company to the public without registration, the Company agrees, for so long as Registrable Securities are outstanding and held by the Holders, to:
(a)make and keep public information available, as those terms are understood, defined and required in Rule 144, at all times during the Effectiveness Period;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company is and remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and
(c)furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon reasonable request in writing by such Holder, such information as may be reasonably and customarily requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.
8.Assignment of Registration Rights. Subject to the limits on transfer and assignment set forth in the Investor’s Warrants, the rights under this Agreement shall be automatically assignable by the Investor Entities to any permitted transferee of all or a portion of such Investor’s Warrants or Registrable Securities with respect to a minimum of one hundred thousand (100,000) shares of the Common Stock if: (a) the Investor agrees in writing with the permitted transferee or assignee to assign such rights and such permitted transferee agrees to be bound by the terms of this Agreement, and a copy of such agreement is furnished to the Company within five (5) Business Days after such permitted assignment; (b) the Company is, within five (5) Business Days after such permitted transfer or assignment, furnished with written notice of (i) the name and address of such permitted transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such permitted transfer or assignment the further disposition of such securities by the permitted transferee or assignee is, if applicable, restricted under the Securities Act or applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the permitted transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.
9.No Inconsistent Agreements. The Company shall not, on or after the date hereof, enter into any agreement with respect to its Common Stock or securities convertible into or exercisable for Common Stock which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.
10.Miscellaneous.
(a)Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
(b)Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.
(c)Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), 3(n) or 3(s), such Holder will forthwith discontinue disposition of such Registrable Securities under any Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)Amendments and Waivers. Except as set forth otherwise herein, the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Required Holders; provided, however, that for purposes of this Section 10(d), Registrable Securities that are owned, directly or indirectly, by the Company or any of its subsidiaries shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.
(e)Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by electronic mail (with receipt confirmed), overnight courier, registered or certified mail, return receipt requested, or by telegram:
(i)if to the Investor, to CoreWeave, Inc. at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039 (Attention: General Counsel);
(ii)if to a Holder, at the most current address given by the Transfer Agent; or
(iii)if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 2261 Market St., Suite 81006, San Francisco, CA 94114 (Attention: Head of Legal & Compliance).
(f)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders.
(g)Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or email signature were the original thereof.
(h)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to any principle or rule that would require the application of the law of any other state. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.
(i)Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
(j)Entire Agreement. This Agreement, the Warrants and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrants and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.
(k)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(l)Registrable Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, its subsidiaries or members of management of the Company and the board of directors of the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
(m)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
(n)Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein or in the Warrants, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Warrants, or with respect to any Holder’s beneficial ownership of its Registrable Securities. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY: BACKBLAZE, INC.
By:	/s/ Gleb Budman
Name: Gleb Budman
Title: CEO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

INVESTOR: COREWEAVE, INC.
By:	/s/ Brian Venturo
Name: Brian Venturo
Title: CSO

Annex A

Plan of Distribution

Annex B

Selling Securityholder Notice and Questionnaire